UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

Vertex Pharmaceuticals Incorporated
(Exact name of registrant as specified in its charter)

Massachusetts	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Northern Avenue
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)

(617) 341-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	VRTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, Dr. Reshma Kewalramani became the President and Chief Executive Officer of Vertex Pharmaceuticals Incorporated (the "Company") and Dr. Jeffrey M. Leiden transitioned to the role of Executive Chairman of the Company, in each case, effective April 1, 2020. On April 1, 2020, the Company entered into an employment agreement with Dr. Leiden, the terms of which were described in the Current Report on Form 8-K filed by the Company on July 25, 2019 (the "July Form 8-K"). The terms of Dr. Kewalramani's employment arrangements with the Company were also described in the July Form 8-K.
Dr. Leiden’s employment agreement, dated April 1, 2020, is filed as Exhibit 10.1 to this Current Report on Form 8-K and the full text of his employment agreement is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.
10.1	Employment Agreement, dated as of April 1, 2020, between Vertex Pharmaceuticals Incorporated and Dr. Jeffrey M. Leiden.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: April 1, 2020	/s/ Michael Parini
Michael Parini
Executive Vice President, Chief Administrative, Legal and Business Development Officer